Exhibit 99.1

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated September 21, 2007.

InPhonic Promotes Andy Zeinfeld to CEO

September 21, 2007

Washington, D.C. – September 21, 2007 – InPhonic, Inc. (NASDAQ: INPC), a leading online seller of wireless services and products, today announced that Andy Zeinfeld, President of the Company, will be promoted to Chief Executive Officer effective as of October 1, 2007. David A. Steinberg, who has served as Chairman and CEO since founding the Company in 1999, will continue as the Chairman of the Board of Directors of the Company and assist with the Company’s strategy and direction.

“I hired Andy based on his proven leadership, carrier relationships, and sales experience and with the goal that he would someday assume the role of CEO. I believe the Company will benefit from his promotion and his continued leadership,” said David A. Steinberg.

John Sculley, a member of the Company’s Board of Directors said, “David is a true visionary and continues to be instrumental in InPhonic maintaining its status as the leading independent online seller of wireless devices. As the Company has matured, both Andy and David have helped us re-position the Company for future success by negotiating residual payment agreements with carriers and more recently through our proposed strategic alliance with Brightstar.”

“I came to InPhonic after a 28-year career at RadioShack because I believed in its business model and its market opportunity. After having been here over a year now, I am even more excited about its potential and even more confident in its opportunities. InPhonic is at the right place and right time to seize great opportunities. Along with InPhonic’s Board and management team, I intend to make the changes and decisions necessary to bolster InPhonic’s future with a relentless path towards achieving positive free cash flow and profitability as quickly as possible,” said Andy Zeinfeld, InPhonic’s new CEO.

Zeinfeld joined the Company as President of its e-commerce unit in April 2006 and was appointed President of the Company in June 2006. Prior to joining the Company, Zeinfeld served in a variety of management positions over a 28 year career with RadioShack Corporation, most recently as senior vice president and chief retail services officer.

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC) is a leading online seller of wireless services and products. InPhonic sells these services and devices, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded “Best of the Web” by Forbes magazine and “Best in Overall Customer Experience” by Keynote Performance Systems. InPhonic also delivers a full range of MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com.

Forward Looking Statement

“Safe Harbor” Statement – Under the Private Securities Litigation Reform Act of 1995, this press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding the impact of operational changes, the Company’s proposed strategic partnership with Brightstar and the Company’s achieving positive free cash flow and profitability. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by the Company. This press release and statements are current as of the date of the individual announcements and the Company undertakes no obligation to publicly release any revisions to any forward-looking statement to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.